Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, as the Acting Principal Executive Officer and the Interim Chief Financial Officer of SolarWindow Technologies, Inc., respectively, certifies that, to the best of their knowledge and belief, the Quarterly Report on Form 10-Q for the three and nine months ended May 31, 2023that accompanies this certification fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations of SolarWindow Technologies, Inc. at the dates and for the periods indicated. The foregoing certification is made pursuant to 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350) and shall not be relied upon for any other purpose.

Date: October 10, 2023	/s/ Amit Singh
Amit Singh
Vice President
(Acting Principal Executive Officer)

Date: October 10, 2023	/s/ Justin Frere
Justin Frere, CPA
Interim Chief Financial Officer
(Principal Financial Officer)